UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2016
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.    Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On June 10, 2016 (the “Effective Date”), Stone Energy Corporation (“Stone” or the “Company”) filed a certificate of amendment to the Company’s certificate of incorporation (the “Certificate of Amendment”), effective after the market closed on June 10, 2016, with the Secretary of State of the State of Delaware in order to effect the previously announced 1-for-10 reverse stock split.  Pursuant to the reverse stock split, every 10 shares of the Company’s issued and outstanding common stock (and such shares held in treasury) have been converted into one share of common stock.  The reverse stock split took effect at 4:01 p.m., Eastern Time, on June 10, 2016, and the common stock will begin trading on a split-adjusted basis when the market opens on June 13, 2016.  No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise have been entitled to a fractional share. Instead, each stockholder is entitled to receive a cash payment equal to the fraction of which such holder would otherwise have been entitled multiplied by the closing price per share on June 10, 2016.

Following the reverse stock split, the number of outstanding shares of the Company’s common stock was reduced by a factor of ten, and the number of authorized shares of common stock was also proportionately reduced.  The overall and per person share limitations in the Company’s 2009 Amended and Restated Stock Incentive Plan, as amended from time to time, and outstanding awards thereunder were also proportionately adjusted to reflect the reverse stock split.

The Company’s shares of common stock will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “SGY” but will trade under the new CUSIP number 861642304.  The reverse stock split was intended to increase the market price per share of Stone’s common stock in order to comply with the NYSE continued listing standards relating to minimum price per share. The reverse stock split will not cure Stone’s non-compliance with the NYSE average global market capitalization.

The reverse stock split followed (i) the granting of authority to the Board of Directors of the Company (the “Board”), by the Company’s stockholders at the 2016 Annual Meeting of Stockholders held on May 19, 2016, in its discretion, to determine whether to proceed with the reverse stock split and to select and file a certificate of amendment to Stone’s certificate of incorporation to effect the reverse stock spilt at a ratio to be determined by the Board, and (ii) the subsequent approval by the Company’s Board of the enactment of the 1-for-10 reverse stock split.  The voting results from the Annual Meeting and the stockholder approval of the reverse stock split authorization were disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 20, 2016.

Computershare Trust Company, N.A., the Company’s transfer agent, is acting as the exchange agent for the reverse stock split.

A copy of the Certificate of Amendment to the Company’s certificate of incorporation is filed as Exhibit 3.1 to this report.

Item 7.01.    Regulation FD Disclosure.

On June 13, 2016, the Company issued a press release announcing that the Board effected a 1-for-10 reverse split of the Company’s issued and outstanding shares of common stock. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the

“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Stone Energy Corporation
99.1	Press release dated June 13, 2016, “Stone Energy Corporation Announces Completion of Reverse Stock Split"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: June 13, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Stone Energy Corporation
99.1	Press release dated June 13, 2016, “Stone Energy Corporation Announces Completion of Reverse Stock Split"